Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2025 Equity Incentive Plan of XBiotech Inc. and subsidiaries of our report dated March 18, 2025, with respect to the consolidated financial statements of XBiotech Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

Austin, Texas

March 11, 2026